UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2021

C4 THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39567	47-5617627
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 Arsenal Way, Suite 200 Watertown, MA		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 231-0700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CCCC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 24, 2021, C4 Therapeutics, Inc. (the “Company”) and Columbia Massachusetts Arsenal Office Properties, LLC (the “Landlord”) entered into a third amendment (the “Lease Amendment”) to the Company’s existing building Lease dated July 5, 2017, which relates to the Company’s office and laboratories located at 490 Arsenal Way, Watertown, Massachusetts 02472. Pursuant to the Lease Amendment, the Company will lease an additional approximately 66,052 square feet of office and laboratory space in its current location, for a total of 111,611 square feet of office and laboratory space, such space to be used for research and development activities and as the Company’s office headquarters. The Company’s lease of the additional premises is expected to commence on January 1, 2022.

The term of the Lease Amendment will be 120 months from the commencement date. The Lease Amendment also serves to extend the current lease for the Company’s initial premises to expire at the same time as the expiration date of the Lease Amendment. The Company will have an option to extend the Lease Amendment for one 60-month extension period at either in-place rent or determined pursuant to the Lease Amendment.

The Lease Amendment provides for the payment of basic rent for both the initial and the expansion premises, which amounts are subject to customary annual rent increases. Through the entry into the Lease Amendment, the Company has agreed to increase the rent payable in respect of the Company’s existing premises, starting after the expiration of the original lease term for those premises on April 30, 2028. The aggregate basic rent payable under the Lease Amendment for both the initial and the expansion premises during the 120-month term is anticipated to be $104.8 million. In addition to the basic rent, the Company is also obligated to pay as additional rent its proportionate share of Landlord’s operating expenses, including property taxes. The Lease Amendment requires the Company to deliver to the Landlord an updated and increased letter of credit.

The foregoing summary of the Lease Amendment is subject to and qualified in its entirety by the full text of the Lease Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The exhibits shall be deemed to be filed or furnished, depending on the relevant item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K (17 CFR 229.601) and Instruction B.2 to this form.

Exhibit Number	Description
10.1	Lease Amendment, dated November 24, 2021, by and between C4 Therapeutics, Inc. and Columbia Massachusetts Arsenal Office Properties, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

C4 Therapeutics, Inc.

Date: November 30, 2021	By:	/s/ Lauren A. White
Lauren A. White
Chief Financial Officer and Treasurer